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                                                                     Exhibit 14
Code of Ethics

                                  ETHICS AND CONFLICT OF INTEREST POLICY

                                          NORTHWAY FINANCIAL, INC.
                                              AND SUBSIDIARIES

                                             TABLE OF CONTENTS

I. PURPOSE ............................................................    2

II. POLICY ............................................................    2

III. GIFTS, GRATUITIES & ENTERTAINMENT ................................    3

IV. OUTSIDE ACTIVITIES/EMPLOYMENT .....................................    4

V. CONFIDENTIALITY ....................................................    5

VI. ELECTRONIC COMMUNICATIONS, VOICE MAIL AND COMPUTER SYSTEMS ........    5

VII. INTERNET USAGE ...................................................    6

VIII. EMPLOYEE TRANSACTIONS ...........................................    7

IX. REPORTING .........................................................    7

X. REVIEW .............................................................    7

I. PURPOSE

This policy is established to ensure that employees, directors, officers and agents of Northway Financial, Inc. (the Company) and its subsidiaries, The Berlin City Bank and the Pemigewasset National Bank (hereinafter the Bank(s)) recognize the position of trust they occupy. It is intended to outline some examples of the types of behaviors and dealings by persons in a position of trust which can result in an abuse or undermining of that trust, and ultimately confidence, in the Company and the Bank(s).

II. POLICY

    A. This policy applies to the employees, directors, officers, and agents of the Company and each subsidiary (hereinafter "Bank officials").

    B. Bank officials are expected to conduct themselves in an honest, responsible and professional manner. It is also expected that they will remain free of influences and perceived influences that may result in a loss of objectivity regarding Bank business, including, but not limited to, its customers and suppliers. Bank officials should exercise good judgment at all times and bring to the attention of the Boards of Directors any potentially compromising scenarios and disclose all possible conflicts.

    C. Bank officials are prohibited from self-dealing or otherwise trading on their positions with the Company or the Bank or accepting from one doing or seeking to do business with the Company or either Bank a business opportunity not available to other persons or that is made available because of such officials' position with the Company or the Bank. Bank officials must disclose to the Boards of Directors all potential conflicts of interest, including those in which they have been inadvertently placed. Ethical requirements include, but are not limited to, the following:

          1. Bank officials may not receive non-public information from another financial institution for the purpose of personal benefit or gain;

          2. Bank officials may not borrow from customers or vendors, except from those normally engaging in lending as a primary business function under terms available to the general public;

          3. Bank officials may not lend funds to customers or vendors when based on obvious family or personal relationship and it is clear that the relationship is the motivating factor;

          4. Bank officials may not purchase assets from the Bank, directly or indirectly, without an independent appraisal of the asset;

          5. Bank officials may not conduct personal business from the Bank or use Bank equipment, supplies, employees, etc. to conduct non-Bank business;

          6. Bank officials may not recommend attorneys, accountants, insurance brokers or agents, stockbrokers, real estate agents and the like unless several names are given without favoritism;

          7. Bank officials may not advise customers regarding the law, tax problems, tax return preparation, or investment decisions, unless required in the ordinary course of his/her duties;

          8. Bank officials may not accept fees for speeches given or for articles written as a representative of the Bank, but may do so when the speech or article deals with a Bank official's functional area of expertise or a matter of personal interest;

          9. Bank officials shall respond candidly to inquiries from outside independent auditors, internal auditors, or state and federal examiners, shall conceal no adverse data, and shall offer any helpful information for a proper evaluation;

         10. Bank officials shall notify the appropriate Bank President immediately should they become involved in civil or criminal proceedings;

         11. Bank officials may not receive any fee or other benefit from any borrower or loan applicant as an inducement to making the loan other than customary document preparation fees;

         12. No Bank official may negotiate loans in his/her own behalf with himself/herself.

    D. In addition, as required under Bank Bribery Law at 18 U.S.C. 215, any employee, officer, director, agent, or attorney of a bank is prohibited from:

          1. Soliciting for themselves or for a third party (other than the Bank itself) anything of value from anyone in return for any business, service or confidential information of the Bank(s); and

          2. Accepting anything of value (other than a bona fide salary, wages and fees referred to in 18 USC 215(c)) from anyone in connection with the business of the Bank(s), either before or after a transaction is discussed or consummated. Exceptions to these provisions are set forth below.

III. GIFTS, GRATUITIES & Entertainment

Solicitation or acceptance of gifts, gratuities, special favors and/or entertainment from prospective, current or former Bank customers, suppliers, and other persons or entities doing business with or seeking to do business with the Company or either Bank or which could be viewed in any way as seeking to influence bank business is prohibited. The following specific transactions are exceptions to the above rule:

    a) Acceptance of gifts, gratuities, amenities, or favors based on obvious family or personal relationships where it is clear that the relationship is the motivating factor;
    b) Acceptance of meals, refreshments, entertainment, accommodations, or travel arrangements of a value of less than fifty dollars ($50.00) in the course of holding business discussions or fostering better business relations;
    c) Acceptance of loans from other banks or financial institutions on customary terms to finance proper and usual activities, except where prohibited by law;
    d) Acceptance of advertising or promotional material of less than fifty dollars ($50.00) in value such as pens, pencils, note pads, key chains, calendars, and similar items;
    e) Acceptance of discounts or rebates on merchandise or services that do not exceed in value those available to other customers;
    f) Acceptance of gifts of reasonable value, excluding monetary gifts, that relate to commonly recognized events such as promotions, new jobs, weddings, retirements, holidays, or birthdays where the circumstances make clear the event motivates the gift giving and whose value does not exceed fifty dollars ($50.00);
    g) Acceptance of civic, charitable, education, or religious awards recognizing service and or;
    h) Other circumstances individually pre-approved in writing by the appropriate President after full written disclosure of all circumstances and compliance with applicable state and federal laws.

If a Bank official is offered or receives something of value from a customer or vendor beyond what is authorized above, then the Bank official must disclose that fact and all circumstances in writing to the appropriate Bank President. Any incident deemed to be a threat to the integrity of the Company or either Bank shall be reported promptly to the Boards of Directors.

IV. OUTSIDE ACTIVITIES/EMPLOYMENT

A serious threat to the Company and the Bank(s) occurs when its officials become involved in outside business interests or employment that gives rise to a conflict of interest.

Because of the confidential nature of bank business and the highly regulated nature of the banking industry, and the possibility for conflicts of interest, all Bank officials considering outside business interests or employment (any activity to supplement income) must have prior written approval from the Human Resources Department. Failure to obtain written approval from Human Resources regarding outside employment may result in disciplinary action up to and including immediate discharge.

With regards to other activities, including, but not limited to, service on boards, community service, etc., Bank officials must notify their immediate supervisor, and in the case of Directors, the Chairperson of the Board, of their proposed outside employment and/or activities and obtain written approval to participate in such employment/activities.

Approval will not be unreasonably withheld. However, should approval be granted, it may be withdrawn at any time by a majority vote of the disinterested members of the Boards of Directors when it is determined that the outside activity/employment is interfering with the performance of duties and responsibilities to the Company and the Bank(s), or if it presents a real or perceived conflict of interest or is otherwise deemed inconsistent with the best interests of the Company and the Bank(s).

V. CONFIDENTIALITY

Bank officials are in daily contact with and have access to or exposure to confidential and privileged information about bank business. It is imperative that such information be maintained confidentially and not be used, divulged or disclosed in a manner other than for legitimate bank purposes.

The protection of confidential business information is vital to the interests and the success of the Company and the Bank(s). Bank officials have access to confidential information, including but not limited to, compensation data, customer lists, personal and financial information, marketing strategies, pending projects and proposals and other proprietary and business information. Bank official access to such information is solely the result of their employment or relationship with the Company and/or the Bank(s) and it is to be used only in a manner consistent with their duties. No Bank official may use, reproduce, disseminate or divulge any information contained in the records of the Company or either bank to any other employee or non-employee, except as is necessary to perform his/her duties, with the prior written consent of the Company and/or the Banks, or as otherwise required by law. This includes, but is not limited to the use, reproduction, dissemination and divulgence of information about the Bank official personally, which is not otherwise protected under state and/or federal law. Any use, reproduction, dissemination, disclosure or divulgence to the press or to a third party deemed to be a competitor will be in violation of this policy.

All information concerning customers must be kept confidential. Bank officials are not authorized to discuss or disclose information concerning a customer's account(s), financial condition, etc., except as is necessary to perform their bank duties or as otherwise required by law.

Even the appearance of inappropriate conduct can harm the reputation of the Company and the Banks as much as actual misconduct. If a Bank official questions the propriety of an action, then either the action should be avoided or it should be discussed with the Company Chairman or appropriate bank President.

The Company and each Bank will maintain a copy of this policy statement in their official records. All new and existing Bank officials will be required to sign an acknowledgment indicating receipt of this policy statement and to any subsequent material changes thereto. The Company and each Bank will maintain written reports of any disclosure made by their Bank officials in connection with this policy.

VI. ELECTRONIC COMMUNICATIONS, VOICE MAIL AND COMPUTER SYSTEMS

The Company and the Banks maintain electronic communications systems such as e-mail, Internet, Intranet, faxes and on-line services and also provides voice mail and computer systems to support its businesses and its employees in the performance of their jobs. These services are to be used for business purposes only. The Company and each Bank reserve the right to limit or terminate an employee's access to these systems at their discretion.

The use of the Company's and/or the Bank's electronic communication, voice mail and/or computer systems is not private. The Company and the Bank reserve the right to access, audit, read, review, monitor, use and disclose any and all information and messages on these systems whether passworded or not at any time for any reason and without notice, permission or other restrictions. Employees should be aware that even when data, a message and/or document, etc. is "erased" or "deleted" it may still be possible to retrieve it and therefore even erasure or deletion does not render data, message(s) or document(s) private.

The electronic communication, voice mail and computer system hardware and software, all data, messages and documentation composed, sent, received and generated on these systems are all the property of the Company and the Banks and can be read, retrieved and disclosed by the Bank at its discretion, whether or not the messages are otherwise protected by a password or code. Employees are prohibited from receiving, sending and/or downloading discriminatory, offensive or harassing messages or information. Employees are prohibited from accessing, reading or disclosing electronic communication, voice mail, and computer system messages or information not intended for their review and/or receipt. A violation of this policy may result in disciplinary action up to and including immediate termination from employment.


All software used on the Company and Bank microcomputers (PCs) are the exclusive property of the Company and the Bank under appropriate licensing agreements, and as such, fall under all U.S. copyright laws. All officers and employees are prohibited from viewing, copying, reproducing, translating, transmitting, or reducing to any paper or electronic media, any programs or personal data files that reside on another employee's PC, without the permission of the SVP Technology and Deposit Services Officer.

VI. INTERNET USAGE

The Company and the Banks has developed an Internet Access Policy. The policy has procedures for:

o Obtaining access and usage of the Internet
o Monitoring Internet Access and usage
o Downloading software from the Internet
o E-mail
o Training
o Consequences for failure to comply with policy guidelines
o Internal monitoring and audit

VIII. EMPLOYEE TRANSACTIONS

Employees are prohibited from performing any type of transaction involving their own or immediate family member's account. This not only includes financial transactions but inputting and maintaining account information, etc.

IX. REPORTING

All potential conflicts of interest, including those in which Bank officials have been inadvertently placed due to either business or personal relationships with customers, suppliers, business associates or competitors of the Company and the Bank(s) must be disclosed to the Boards of Directors, and, in the case of directors, to the Chairman of the Company's Board. Reports of possible conflicts of interest shall be recorded in the minutes of the Boards of Directors, including the resolution thereof.

Bank officials reporting potential conflicts or other information under this policy will be required to complete a "Disclosure Form". A copy will be maintained in the Bank official's file with Human Resources.

With respect to complaints or concerns that Bank officials might have regarding the Company's accounting, internal accounting control or auditing matters, Bank officials are urged to submit such complaints in the manner described in the Company's Audit Committee Complaint Procedures.

X. REVIEW

The Bank will review this policy on an annual basis.

                            NORTHWAY FINANCIAL, INC.
                                AND SUBSIDIARIES
                     ETHICS AND CONFLICT OF INTEREST POLICY

ACKNOWLEDGMENT
I, _______________________, hereby acknowledge that I have received and am responsible at all times for compliance with and adherence to the "Ethics and Conflict of Interest Policy" provided to me. I understand a violation of this policy may result in disciplinary action up to and including immediate termination from employment.


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Signature of Employee                       Date